                                                              Filed Pursuant to
                                                              Rule 424b(3)
                                                              File No. 333-31344

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 27, 2000)

                        MILLENNIUM PHARMACEUTICALS, INC.

       $400,000,000 Principal Amount 5.50% Convertible Subordinated Notes
                              Due January 15, 2007

     4,753,920 Shares of Common Stock issuable upon conversion of the Notes

        211,554 Shares of Common Stock issuable upon exercise of outstanding warrants to purchase common stock

                           --------------------------

         This prospectus supplement relates to resales by selling holders of:

         -        our 5.50% Convertible Subordinated Notes due January 15, 2007;

         -        our common stock into which the notes are convertible; and

         - our common stock issuable upon exercise of warrants to purchase our common stock held by GATX Capital Corporation and MM Ventures

         This prospectus supplement should be read in conjunction with the prospectus dated April 27, 2000, which is to be delivered with this prospectus supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                              ---------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              ---------------------

         The information in the table appearing in the prospectus under the heading "Selling Holders" is superseded in part by the information appearing in the following table:


                                                                       Number of
                                                        Percentage     Shares of                  Number of     Percentage
                     Notes                    Notes       of the        Common     Number of     Shares of    of Shares of
                  Beneficially             Beneficially    Notes        Stock      Shares of   Common Stock   Common Stock
                     Owned        Notes       Owned     Beneficially  Beneficially  Common      Beneficially   Beneficially
   Selling          Prior to     Offered      After        Owned         Owned      Stock        Owned After    Owned After
Securityholder      Offering     Hereby    Offering (1)   After the     Prior to    Offered      Offering(1)    Offering(1)
                   (in $1,000) (in $1,000) (in $1,000)    Offering     Offering      Hereby
Amoco Corp.            656         656             0           0         7,796         7,796             0             0
Master Trust

Arkansas             2,132       2,132             0           0        25,338        25,338             0             0
Teachers
Retirement
System

                                                                       Number of
                                                        Percentage     Shares of                  Number of     Percentage
                     Notes                    Notes       of the        Common     Number of     Shares of    of Shares of
                  Beneficially             Beneficially    Notes        Stock      Shares of   Common Stock   Common Stock
                     Owned        Notes       Owned     Beneficially  Beneficially  Common      Beneficially   Beneficially
   Selling          Prior to     Offered      After        Owned         Owned      Stock        Owned After    Owned After
Securityholder      Offering     Hereby    Offering (1)   After the     Prior to    Offered      Offering(1)    Offering(1)
                   (in $1,000) (in $1,000) (in $1,000)    Offering     Offering      Hereby
Associated             450         450             0           0         5,348         5,348             0             0
Electric & Gas
Insurance
Services Limited

Baptist Health         103         103             0           0         1,224         1,224             0             0
of South Florida

Boston Museum           83          83             0           0           986           986             0             0
of Fine Arts

Champion               393         393             0           0         4,670         4,670             0             0
International
Corp.

City University         87          87             0           0         1,033         1,033             0             0
of New  York

Credit Suisse        2,818       2,818             0           0        33,491        33,491             0             0
First Boston
Corporation

David Lipscomb         105         105             0           0         1,247         1,247             0             0
University
General
Endowment

Donaldson,             575         575             0           0         6,833         6,833             0             0
Lufkin &
Jenrette
Securities Corp.

Engineers Joint        289         289             0           0         3,434         3,434             0             0
Pension Fund

EQAT Alliance        2,955       2,955             0           0        35,119        35,119             0             0
Growth & Income

Equitable Life       1,925       1,925             0           0        22,878        22,878             0             0
Assurance
Separate
Account -
Convertible

EQAT Alliance        1,605       1,605             0           0        19,075        19,075             0             0
Growth Investors

                                                                       Number of
                                                        Percentage     Shares of                  Number of     Percentage
                     Notes                    Notes       of the        Common     Number of     Shares of    of Shares of
                  Beneficially             Beneficially    Notes        Stock      Shares of   Common Stock   Common Stock
                     Owned        Notes       Owned     Beneficially  Beneficially  Common      Beneficially   Beneficially
   Selling          Prior to     Offered      After        Owned         Owned      Stock        Owned After    Owned After
Securityholder      Offering     Hereby    Offering (1)   After the     Prior to    Offered      Offering(1)    Offering(1)
                   (in $1,000) (in $1,000) (in $1,000)    Offering     Offering      Hereby
Forest                 109         109             0           0         1,295         1,295             0             0
Alternative
Strategies Fund
II LP A5M

Forest Fulcrum         900         900             0           0        10,696        10,696             0             0
Fund LP

Forest Global        6,625       6,625             0           0        78,736        78,736             0             0
Convertible
Fund A-5

Goldman Sachs        1,329       1,329             0           0        15,794        15,794             0             0
and Company

Grady Hospital         136         136             0           0         1,616         1,616             0             0
HBK Master Fund      2,500       2,500             0           0        29,712        29,712             0             0
L.P.

Jeffries & Co.         656         656             0           0         7,796         7,796             0             0
Inc.

J.P. Morgan          6,925       6,925             0           0        82,302        82,302             0             0
Securities Inc.
KBC Financial        2,000       2,000             0           0        23,769        23,769             0             0
Products

Key Asset              350         350             0           0         4,159         4,159             0             0
Management,
Inc., as Agent
for the Victory
Convertible
Securities Fund

Local                   56          56             0           0           665           665             0             0
Initiatives
Support
Corporation

Lord Abbett          7,600       7,600             0           0        90,324        90,324             0             0
Bond Debenture
Fund

Lyxor Master         1,000       1,000             0           0        11,884        11,884             0             0
Fund c/o Forest
Investment
Management LLC

                                                                       Number of
                                                        Percentage     Shares of                  Number of     Percentage
                     Notes                    Notes       of the        Common     Number of     Shares of    of Shares of
                  Beneficially             Beneficially    Notes        Stock      Shares of   Common Stock   Common Stock
                     Owned        Notes       Owned     Beneficially  Beneficially  Common      Beneficially   Beneficially
   Selling          Prior to     Offered      After        Owned         Owned      Stock        Owned After    Owned After
Securityholder      Offering     Hereby    Offering (1)   After the     Prior to    Offered      Offering(1)    Offering(1)
                   (in $1,000) (in $1,000) (in $1,000)    Offering     Offering      Hereby
Maryland State       3,397       3,397             0           0        40,372        40,372             0             0
Retirement
System

New Orleans            139         139             0           0         1,651         1,651             0             0
Firefighters

Nicholas-Applegate     738         738             0           0         8,770         8,770             0             0
Convertible Fund

Occidental             240         240             0           0         2,852         2,852             0             0
Petroleum

Physicians Life        226         226             0           0         2,685         2,685             0             0

Robertson            8,000       8,000             0           0        95,078        95,078             0             0
Stephens

Pilgrim              2,765       2,765             0           0        32,861        32,861             0             0
Convertible Fund

S G Cowen            7,000       7,000             0           0        83,193        83,193             0             0
Securities Corp.

Sagamore Hill        6,250       6,250             0           0        74,280        74,280             0             0
Hub Fund Ltd.

San Diego City         580         580             0           0         6,893         6,893             0             0
Retirement

San Diego            1,408       1,408             0           0        16,733        16,733             0             0
County
Convertible

Shell Pension          376         376             0           0         4,468         4,468             0             0
Trust

The Frist              285         285             0           0         3,387         3,387             0             0
Foundation

Tribeca             29,000      24,000             0           0        344,659       285,235            0             0
Investments LLC

Wake Forest            692         692             0           0         8,224         8,224             0             0
University

                                                                       Number of
                                                        Percentage     Shares of                  Number of     Percentage
                     Notes                    Notes       of the        Common     Number of     Shares of    of Shares of
                  Beneficially             Beneficially    Notes        Stock      Shares of   Common Stock   Common Stock
                     Owned        Notes       Owned     Beneficially  Beneficially  Common      Beneficially   Beneficially
   Selling          Prior to     Offered      After        Owned         Owned      Stock        Owned After    Owned After
Securityholder      Offering     Hereby    Offering (1)   After the     Prior to    Offered      Offering(1)    Offering(1)
                   (in $1,000) (in $1,000) (in $1,000)    Offering     Offering      Hereby
Writers                179         179             0           0         2,127         2,127             0             0
Guild-Industry
Health Fund


         (1) We do not know if, when or in what amounts a selling securityholder may offer securities for sale and we do not know that the selling securityholders will sell any or all of the securities offered hereby. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because there are currently no other agreements, arrangements or understandings with respect to the sale of any of the securities that will be held by the selling securityholders, no estimate can be given as to the amount of the securities that will be held by the selling securityholders after completion of the offering made by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, no securities will be held by the selling securityholders.


            The date of this prospectus supplement is June 29, 2000.